EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Exchange-Traded Fund Trust of our report dated June 14, 2018, relating to the financial statements and financial highlights, which appear in John Hancock Multifactor Consumer Discretionary ETF, John Hancock Multifactor Consumer Staples ETF, John Hancock Multifactor Developed International ETF, John Hancock Multifactor Energy ETF, John Hancock Multifactor Financials ETF, John Hancock Multifactor Healthcare ETF, John Hancock Multifactor Industrials ETF, John Hancock Multifactor Large Cap ETF, John Hancock Multifactor Materials ETF, John Hancock Multifactor Mid Cap ETF, John Hancock Multifactor Small Cap ETF, John Hancock Multifactor Technology ETF, and John Hancock Multifactor Utilities ETF’s Annual Report on Form N-CSR for the periods ended April 30, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 24, 2018